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                                                               Exhibit 16.1



March 30, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 5th Street N.W.
Washington D.C. 20549


Gentlemen,

We have been furnished with a copy of the response to Item 8 of Form 10-KSB for the event that occured on March 26, 1998, to be filed by our former client, Data Dimensions, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO Seidman, LLP
BDO Seidman, LLP

cc:
Data Dimensions